Exhibit 23.2
                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of MITY Enterprises, Inc. on Form S-8 and Registration Statement No. 333-85248 of MITY Enterprises, Inc. on Form S-8 of our report dated June 23, 2000 on the financial statements of DO Group, Inc. and Subsidiary as of and for the years ended March 31, 2000 and 1999, included in the Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2002.

Crowe, Chizek and Company LLP
Elkhart, Indiana
May 28, 2002